EXHIBIT 23.3


          CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated July 30, 1996, with respect to the financial statements of Turf Specialty, Inc., as a subsidiary of Eco Soil Systems, Inc., which financial statements are not included in Amendment No. 4 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc., for the registration of its common stock.


                                        BIGELOW & COMPANY
                                        Certified Public Accountants, P.C.
                                        By:


                                        /s/ Marie C. McKay
                                        Marie C. McKay
                                        Certified Public Accountant


January 15, 1997
Manchester, New Hampshire